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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Commission File Nos. 333-92563) and Forms S-8 (Commission File Nos. 333-92867 and 333-92869) of Mediconsult.com, Inc. of our report dated March 20, 2000, except for Note 20, which is dated March 31, 2000, relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers

Hamilton, Bermuda
April 7, 2000